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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Level 3 Communications, Inc., of our report dated March 11, 2005, relating to the financial statements of WilTel Communications Group, Inc., which appears in the Current Report on Form 8-K of Level 3 Communications, Inc. dated December 23, 2005. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
June 16, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS